CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-86479 ) of eSAFETYWORLD, Inc. (the "Company") pertaining to the Company's Stock Option Plan, of our report dated October 26, 2001 with respect to our audit of the financial statements of the Company appearing in this Annual Report on Form 10-KSB for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

/s/ EICHLER BERGSMAN & CO., LLP
    ----------------------------


New York, New York
October 29, 2001